UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

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CHINA GEWANG BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54451	42-1769584
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

(Address of Principal Executive Office) (Zip Code)

86-024-2397-4663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 27, 2016 Fengxia Wu and Lingjing Zhao each resigned from his/her position as a member of the Board of Directors.

On June 29, 2016 Li Wang, the remaining member of the Board of Directors, elected Jun Wen and Yingping Zhang to fill the vacancies on the Board. The reconstituted Board then determined that the number of members of the Board will be four, and elected Hai Lin to fill the resulting vacancy on the Board. The Board also appointed a new slate of officers to join Li Wang, who remained the Registrant's Chief Executive Officer:

Chairman of the Board:	Jun Wen
Chief Executive Officer:	Li Wang
President (Chief Operating Officer):	Yingping Zhang
Secretary:	Lingjing Zhao
Chief Financial Officer:	Ming Cheng
Treasurer:	Ming Cheng

Information regarding the directors and officers follows:

Jun Wen.  Mr. Wen has been employed since 2013 as Chairman of the China Xinfu Group. In 2012 Mr. Wen was employed as General Manager of Nami Kente Group in Hong Kong. From 2009 to 2012, Mr. Wen served as Researcher and Assistant to the Dean of Beijing Huixia Scientific Medical School. In 2008 Mr. Wen was employed as Marketing Director of Shanxi Sanbafule Corporation. From 2006 to 2008 he wa employed as Marketing Director of Jiutong Market in Hefei, Anhui Province. In 1988 Mr. Wen was awarded an Executive Master of Business Administration degree by Shanxi University. Mr. Wen is 50 years old.

Li Wang.  Since 2016 Ms. Wang has been employed as General Manager of Guangdong Gewang Biotechnology Co., Ltd., the Registrant's operating subsidiary, and has served as the Registrant's Chief Executive Officer since April 2016. From 2004 through 2014 Ms. Wang was employed as Chairman of Beijing Tianrun Gewei Trading Co., Ltd., where she was responsible for development strategy, management policy and budgeting, as well as operations management. From 1991 through 2003, Ms. Wang was employed as Sales Manager for Beijing China Textiles Import and Export (Group) Corporation. In 1991 Ms. Wang was awarded a Bachelor's degree in economics with a major in International Business Administration by the University of International Business and Economics in Beijing. From 1998 through 2000, Ms. Wang did postgraduate study in International Trade at that same institution. She is 46 years old.

Yingping Zhang. Since receiving his degree from Bethune Medical University in 1990, Dr. Zhang has been employed as Chief Physician by the Bethune International Peace Hospital (1991 to 2002), Beijing 252 Military Hospital (2003 to 2009) and Chinese People's Liberation Army 153 Hospital (2010 to 2015). Currently Dr. Zhang serves as the Executive Director of the China Selenium Association, Director of the China Health Water Association, Researcher at China's Difficult Disease Research Center, Secretary General of the Chinese Anti-Cancer Academy, Member of the China Trace Element Association, and Director of the Three High Four Disease Prevention Office. He is also the designated Successor for the Chief Team Leader and Selenium Application Experts of the China Selenium Supplement Project. Dr. Zhang is 46 years old.

Hai Lin. Since 2015 Mr. Lin has been employed as General Manager of Red 13 Financial Holdings (Hong Kong) Co., Ltd. From 2013 to 2014 he was employed as General Manager of Shenzhen Qianhai Chengtai Investment Fund Management Co., Ltd. From 2010 to 2013, Mr. Lin was employed as Vice President of Gaoneng Tiancheng Investment Co., Ltd. In 1992 Mr. Lin was awarded a Master's Degree in Finance by Fudan University. He is 49 years old.

Lingjing Zhao. Ms. Zhao has been employed since 2013 as Director of Marketing by Guangdong Gewang, the Regstrant's operating subsidiary. In 2015 she was elected to serve as a member of the Registrant's Board of Directors, a position she resigned on June 27, 2016. From 2009 to 2012 Ms. Zhao was employed as a Brand Director by the Guangdong Fangyuan Group, which marketed cosmetics to the health profession. From 2008 to 2009 Ms. Zhao was employed as an English translator at the Yuyuan Gardens in Shanghai. In 2008 Ms. Zhao was awarded a Bachelor's Degree by the Central South University. Ms. Zhao is 28 years old.

Ming Cheng.  From 2013 to 2015 Mr. Cheng was employed as Financial Manager of the Harbin Power Plant Equipment Corporation. From 2010 to 2013 he was employed as Financial Manager by Harbin Shanglin Electronics Co., Ltd. In 2002 Mr. Cheng was awarded a Bachelor's Degree with a major in financial accounting by the Central University of Finance and Economics. Mr. Cheng is 36 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Gewang Biotechnology, Inc.

Date: July 5, 2016	By:	/s/ Li Wang Li Wang, Chief Executive Officer